Exhibit 5.1

609 Main St Houston, TX 77005 (713) 836-3600 www.kirkland.com	Facsimile: (713) 836-3601

May 7, 2021

Talos Production Inc.

and the Guarantors set forth below

333 Clay Street, Suite 3300

Houston, Texas 77002

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Talos Production Inc., a Delaware corporation (the “Issuer”), and Talos Energy Inc., a Delaware corporation, CKB Petroleum, LLC, a Delaware limited liability company, Stone Energy Holding, L.L.C., a Delaware limited liability company, Talos Argo Inc., a Delaware corporation, Talos Energy LLC, a Delaware limited liability company, Talos Energy Holdings LLC, a Delaware limited liability company, Talos Energy International LLC, a Delaware limited liability company, Talos Energy Offshore LLC, a Delaware limited liability company, Talos Energy Operating Company LLC, a Delaware limited liability company, Talos Energy Phoenix LLC, a Delaware limited liability company, Talos ERT LLC, a Delaware limited liability company, Talos Exploration LLC, a Delaware limited liability company, Talos Gulf Coast LLC, a Delaware limited liability company, Talos Gulf Coast Offshore LLC, a Delaware limited liability company, Talos Gulf Coast Onshore LLC, a Delaware limited liability company, Talos Oil & Gas LLC, a Delaware limited liability company, Talos Petroleum LLC, a Delaware limited liability company, Talos Production Finance Inc., a Delaware corporation, Talos Resources LLC, a Delaware limited liability company, and Talos Third Coast LLC, a Delaware limited liability company (collectively, the “Guarantors” and, collectively with the Issuer, the “Registrants”).

This opinion letter is being delivered in connection with the proposed registration of up to $650,000,000 aggregate principal amount of the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026 (the “Exchange Notes”) and the guarantees by the Guarantors of the Issuer’s obligations under the Exchange Notes (the “Guarantees”), pursuant to a Registration Statement on Form S-4 filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

Beijing     Boston     Chicago     Dallas     Houston     Hong Kong     London     Los Angeles     Munich     New York     Palo Alto     San Francisco     Shanghai     Washington, D.C.

Talos Production Inc.

and the Guarantors set forth herein

May 7, 2021

The Exchange Notes and the Guarantees are to be issued pursuant to an indenture, dated as of January 4, 2021, (the “Original Indenture”) among the Registrants and Wilmington Trust, National Association as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the first supplemental indenture, dated as of January 14, 2021, among the Registrants, the Trustee and the Collateral Agent (together with the Original Indenture, the “Indenture”). The Exchange Notes and the Guarantees are to be issued in exchange for the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026 originally issued on January 4, 2021 and January 14, 2021 in the aggregate principal amount of $650,000,000 (the “Existing Notes”) and the guarantees thereof, of which $650,000,000 in aggregate principal amount of Existing Notes is outstanding on the date hereof and is subject to the exchange offer pursuant to the Registration Statement.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) organizational documents of the Registrants; (ii) resolutions of the boards of directors (or a committee thereof) or sole members, as applicable, of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees; (iii) the Registration Statement; (iv) the Registration Rights Agreements, dated as of January 4, 2021 and January 14, 2021, respectively (the “Registration Rights Agreements”), each among the Registrants and J.P. Morgan Securities LLC; (v) the Indenture and (vi) forms of the Exchange Notes.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel.

Talos Production Inc.

and the Guarantors set forth herein

May 7, 2021

Based upon and subject to the assumptions, qualifications, exclusions and limitations set forth in this letter, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and duly delivered to the holders thereof in exchange for the Existing Notes:

1.	the Exchange Notes will be valid and binding obligations of the Issuer; and

2.	the Guarantees will be valid and binding obligations of the Guarantors.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), in each case, without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the DGCL and the DLLCA, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL or the DLLCA be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Talos Production Inc.

and the Guarantors set forth herein

May 7, 2021

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP